As filed with the Securities and Exchange Commission on August 11, 2005.
                              Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------


                            ICONIX BRAND GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                   11-2481903
----------------------------------------    ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification
of incorporation or organization)                       No.)


215 West 40th Street, New York, New York                10018
----------------------------------------    ------------------------------------
(Address of principal executive offices)             (Zip Code)

       Iconix Brand Group, Inc. 2002 Stock Option Plan; Non-plan Options
                             Granted to an Employee
--------------------------------------------------------------------------------
                            (Full title of the plan)

                              Neil Cole, President
                            Iconix Brand Group, Inc.
                              215 West 40th Street
                            New York, New York 10018
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 730-0030
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert J. Mittman, Esq.
                                Ethan Seer, Esq.
                                 Blank Rome LLP
                              405 Lexington Avenue
                            New York, New York 10174

                         CALCULATION OF REGISTRATION FEE
                                Proposed Maximum


                                          Proposed
                                           Maximum     Proposed
                                          Aggregate     Maximum
   Title of                               Offering     Aggregate     Amount of
Securities to          Amount to be       Price per    Offering    Registration
be Registered         Registered (1)      Share (3)    Price (3)       Fee
-------------         --------------      ---------  ------------  -------------

Common Stock,          3,425,000           $ 7.12    $24,386,000     $2,870.23
par value $.001         shares
per share(2)



                  (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers an indeterminate number of shares of common stock which may be issued pursuant to the anti-dilution provisions of the Registrant's 2002 Stock Option Plan or the anti-dilution provisions contained in the non-plan options.

                  (2) Includes preferred share purchase rights. Prior to the occurrence of certain events, the preferred share purchase rights will not be evidenced separately from the Common Stock.

                  (3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon (a) as to the 2,910,500 shares of common stock issuable upon exercise of options previously granted under the 2002 Stock Option Plan or the non-plan options that were previously granted to a new employee, upon the prices at which such options may be exercised, (b) as to the remaining 514,500 shares issuable upon exercise of options reserved for issuance under the 2002 Stock Option Plan, the basis of the average of the high and low prices for the common stock as quoted on Nasdaq on August 9, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Item 1.  Plan Information.*
                           ----------------

                  Item 2.  Registrant Information and Employee
                           Plan Annual Information.*

                  * Information required by Part I to be contained in the
         Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  Item 3.  Incorporation of Documents by Reference.
                           ---------------------------------------

                  The following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

1. Annual Report on Form 10-K for the eleven-month fiscal year ended December 31, 2004.

2.                Current Report on Form 8-K filed with the Commission on
                  January 31, 2005.

3.                Current Report on Form 8-K filed with the Commission on March
                  11, 2005.

4.                Quarterly Report on Form 10-Q for the Quarter Ended March 31,
                  2005.

5.                Current Report on Form 8-K filed with the Commission on June
                  10, 2005.

6.                Current Report on Form 8-K filed with the Commission on July
                  28, 2005.

7.                Quarterly Report on Form 10-Q for the Quarter Ended June 30,
                  2005.

8. The description of the registrant's common stock contained in its Registration Statement on Form 8-A declared effective on January 19, 1990 and the description of the registrant's preferred share purchase rights contained in the registrant's Registration Statement on Form 8-A filed with the Commission on February 2, 2000 and any amendments thereto.

9. All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

                  Any reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                  Item 4.  Description of Securities.
                           -------------------------

                  Not applicable.

                  Item 5.  Interests of Named Experts and Counsel.
                           --------------------------------------

                  Not applicable

                  Item 6.  Indemnification of Directors and Officers.
                           -----------------------------------------

                  Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

                  Section 102(b) of the GCL permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its shareholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) of the GCL provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the GCL; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its shareholders to obtain injunction relief, specific performance or other equitable relief against directors.

                  Article Ninth of the registrant's Certificate of Incorporation and the registrant's By-laws provide that all persons who the registrant is empowered to indemnify pursuant to the provisions of Section 145 of the GCL (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the registrant to the full extent permitted thereby. The forgoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

                  Article Tenth of the registrant's Certificate of Incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for any monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit.

                  The registrant's employment agreements with Mr. Neil Cole and Ms. Deborah Sorell Stehr provide that the registrant shall indemnify each of them for the consequences of all acts and decisions made by such person while performing services for the registrant. These agreements also require the registrant to use its best efforts to obtain directors' and officers' liability insurance for such persons.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                  Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

                  Item 8.  Exhibits.
                           --------

                           Exhibit No.    Description
                           -----------    -----------
                                 5        Opinion of Blank Rome LLP
                              23.1        Consent of BDO Seidman, LLP
                              23.2        Consent of Blank Rome LLP (included in
                                          Exhibit 5)
                                24        Power of Attorney (included on the
                                          Signature Page of this Registration
                                          Statement)


                  Item 9.  Undertakings.
                           ------------

                  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Registration Statement any facts or events arising after the effective date of the prospectus (or the most recent post-effective amendments thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be filed with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Purchase, New York, on this 10th day of August 2005.

                            ICONIX BRAND GROUP, INC.


                           By: /s/ Neil Cole
                              ----------------------
                              Neil Cole, President

                  Each person whose signature appears below authorizes each of Neil Cole and Warren Clamen, or either of them acting individually, as his true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Iconix Brand Group, Inc., including any and all pre-effective and post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date stated.


Signature                Title                                   Date
---------                -----                                   ----
/s/ Neil Cole            Chief Executive Officer, President and  August 10, 2005
-----------------------  Director (Principal Executive Officer)
Neil Cole

/s/ Warren Clamen        Chief Financial Officer  (Principal     August 10, 2005
-----------------------  Financial and Accounting Officer)
Warren Clamen

/s/ Barry Emanuel        Director                                August 10, 2005
-----------------------
Barry Emanuel

/s/ Steven Mendelow      Director                                August 10, 2005
-----------------------
Steven Mendelow

/s/ Michael Caruso       Director                                August 10, 2005
-----------------------
Michael Caruso

/s/ Michael Groveman     Director                                August 10, 2005
----------------------
Michael Groveman

/s/ Drew Cohen           Director                                August 10, 2005
-----------------------
Drew Cohen

                                  Exhibit Index


Exhibit No.  Description                                                 Page
-----------  -----------                                                 ----
    5        Opinion of Blank Rome LLP
 23.1        Consent of BDO Seidman, LLP
 23.2        Consent of Blank Rome LLP (included in Exhibit 5)
   24        Power of Attorney (included on Signature Page of
             the Registration Statement)